Exhibit 99.2

BRT APARTMENTS CORP. AND SUBSIDIARES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2019

(Unaudited)

(Amounts in thousands, except per share data)

			Proposed
	As reported	Adjustments	Restatement
ASSETS
Real estate properties net of accumulated depreciation	$1,112,896	$(195,867)	$917,029
Real estate loan	4,300	-	4,300
Cash and cash equivalents	18,466	(2,620)	15,846
Restricted cash	10,789	-	10,789
Deposits and escrows	19,916	(2,927)	16,989
Investments in unconsolidated joint ventures	18,020	32,165	50,185
Other assets	8,210	(506)	7,704
Total Assets	$1,192,597	$(169,755)	$1,022,842
LIABILITIES AND EQUITY
Liabilities:
Mortgage payable, net of deferred costs	844,597	(139,569)	705,028
Junior subordinated notes, net of deferred fees	37,058	-	37,058
Credit facility, net of deferred costs	3,530	-	3,530
Accounts payable and accrued liabilities	32,285	(3,582)	28,703
Total Liabilities	917,470	(143,151)	774,319

Commitments and contingencies
Equity:
BRT Apartments Corp. stockholders’ equity:
Preferred shares $.01 pa value 2,000 shares authorized, none outstanding	-	-	-
Common stock, $.01 par value, 300,000 shares authorized; 15,227 shares outstanding	152	-	152
Additional paid-in-capital	218,817	-	218,817
Accumulated other comprehensive loss	(75)	-	(75)
Accumulated deficit	(35,331)	-	(35,331)
Total BRT Apartments Corp. stockholders’ equity	183,563	-	183,563
Non-controlling interests	91,564	(26,604)	64,960
Total Equity	275,127	(26,604)	248,523
Total Liabilities and equity	$1,192,597	$(169,755)	$1,022,842

BRT APARTMENTS CORP. AND SUBSIDIARES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2018

(Unaudited)

(Amounts in thousands, except per share data)

			Proposed
	As reported	Adjustments	Restatement
ASSETS
Real estate properties net of accumulated depreciation	$1,029,239	$(151,293)	$877,946
Real estate loan	4,750	-	4,750
Cash and cash equivalents	32,428	(3,535)	28,893
Restricted cash	8,180	-	8,180
Deposits and escrows	21,268	(1,522)	19,746
Investments in unconsolidated joint ventures	19,758	24,274	44,032
Other assets	8,084	(250)	7,834
Total Assets	$1,123,707	$(132,326)	$991,381
LIABILITIES AND EQUITY
Liabilities:
Mortgage payable, net of deferred costs	771,817	(106,486)	665,331
Junior subordinated notes, net of deferred fees	37,043	-	37,043
Credit facility, net of deferred costs	-	-	-
Accounts payable and accrued liabilities	24,487	(1,565)	22,922
Total Liabilities	833,347	(108,051)	725,296

Commitments and contingencies
Equity:
BRT Apartments Corp. stockholders’ equity:
Preferred shares $.01 pa value 2,000 shares authorized, none outstanding	-	-	-
Common stock, $.01 par value, 300,000 shares authorized; 15,038 shares outstanding	150	-	150
Additional paid-in-capital	216,981	-	216,981
Accumulated other comprehensive loss	1,688	-	1,688
Accumulated deficit	(20,044)	-	(20,044)
Total BRT Apartments Corp. stockholders’ equity	198,775	-	198,775
Non-controlling interests	91,585	(24,275)	67,310
Total Equity	290,360	(24,275)	266,085
Total Liabilities and equity	$1,123,707	$(132,326)	$991,381

BRT APARTMENTS CORP. AND SUBSIDIARES

CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2019

(Unaudited)

(Dollars in thousands)

			Proposed
	As reported	Adjustments	Restatement
Revenues
Rental Revenue	$97,507	$(14,704)	$82,803
Other Income	595	-	595
Total revenues	98,102	(14,704)	83,398
Expenses:
Real estate operating expenses	47,195	(6,563)	40,632
Interest expense	28,353	(3,942)	24,411
General and administrative	7,455	-	7,455
Depreciation	29,914	(5,369)	24,545
Total expenses	112,917	(15,874)	97,043
Total revenues less total expenses	(14,815)	1,170	(13,645)
Equity in loss of unconsolidated joint ventures	(643)	(669)	(1,312)
Gain on sale of real estate	9,938	-	9,938
Gain on insurance recoveries	517	-	517
Loss on extinguishment of debt	(1,766)	-	(1,766)
(Loss) income from continuing operations	(6,769)	501	(6,268)
Income tax provision	219	-	219
Net (loss) income from continuing operations, net of taxes	(6,988)	501	(6,487)
Net loss (income) attributable to non-controlling interests	1,696	(501)	1,195
Net loss attributable to common stockholders	$(5,292)	$-	$(5,292)

Weighted average number of shares of common stock outstanding:
Basic and diluted	15,900,362	-	15,900,362

Per share amounts attributable to common stockholders:
Basic and diluted	$(0.33)	$-	$(0.33)

BRT APARTMENTS CORP. AND SUBSIDIARES

CONSOLIDATED STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2018

(Unaudited)

(Dollars in thousands)

	December 31, 2018	Adjustments	Proposed Restatement
Revenues
Rental Revenue	$121,926	$(14,045)	$107,881
Other Income	799	-	799
Total revenues	122,725	(14,045)	108,680
Expenses:
Real estate operating expenses	59,542	(6,123)	53,419
Interest expense	35,355	(4,192)	31,163
General and administrative	9,383	-	9,383
Depreciation	40,048	(7,115)	32,933
Total expenses	144,328	(17,430)	126,898
Total revenues less total expenses	(21,603)	3,385	(18,218)
Equity in loss of unconsolidated joint ventures	(488)	(1,694)	(2,182)
Gain on sale of real estate	71,919	-	71,919
Gain on insurance recoveries	6,083	-	6,083
Loss on extinguishment of debt	(800)	-	(800)
Income from continuing operations	55,111	1,691	56,802
Income tax provision	2	-	2
Net income from continuing operations, net of taxes	55,109	1,691	56,800
Net (income) attributable to non-controlling interests	(29,614)	(1,691)	(31,305)
Net income attributable to common stockholders	$25,495	$-	$25,495

Weighted average number of shares of common stock outstanding:
Basic	15,014,385	-	15,014,385
Diluted	15,214,385	-	15,214,385

Per share amounts attributable to common stockholders:
Basic	$1.70	$-	$1.70
Diluted	$1.68	$-	$1.68

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